UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2023

LANNETT COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

COMMISSION FILE NO. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

1150 Northbrook Drive, Suite 155

Trevose, PA 19053

(215) 333-9000

(Address of principal executive offices and telephone number)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LCI	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2023, John Kozlowski will be leaving Lannett Company, Inc. (the “Company”) to pursue other opportunities. In consideration of the extended notice period, his 15 years loyal service and customary releases, he will be separated without cause from his position as Vice President of Finance, Chief Financial Officer and Principal Accounting Officer.

In connection with his departure, on April 14, 2023, the Company entered into a separation agreement and general release (the “Separation Agreement”) with Mr. Kozlowski. Under the terms of the Separation Agreement, which include customary confidentiality and non-disparagement provisions, Mr. Kozlowski will receive a severance payment of $696,795 and certain other separation benefits.

The company has in place succession plans for all its key employees and is currently reviewing succession planning alternatives to address the chief financial officer role after Mr. Kozlowski’s departure.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is included as Exhibit 10.103 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.103	Separation Agreement and General Release, dated April 14, 2023, by and between John Kozlowski and Lannett Company, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XRBL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANNETT COMPANY

By:	/s/ Samuel H. Israel
Chief Legal Officer and General Counsel

Date: April 14, 2023